UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934,

as amended

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SIGNATURE GROUP HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Egan-Jones Recommends Stockholders Vote FOR the Signature Board’s Nominees on WHITE Proxy Card

ISS, Glass Lewis, and Egan-Jones All Recommend Stockholders Reject McIntyre Attempt to Take Control

SHERMAN OAKS, Calif., July 16, 2012 /PRNewswire/ -- Signature Group Holdings, Inc. (SGGH) (“the Company”) today announced that Egan-Jones Proxy Services, a leading proxy advisory service, has recommended that stockholders vote FOR all of the individuals nominated by the Company’s Board of Directors for election to the Board at the Company’s Annual Meeting of Shareholders on July 24, 2012. With the recommendation from Egan-Jones, following the endorsements of the Signature Board’s nominees by ISS and Glass Lewis earlier last week, three leading independent proxy voting advisory services have all recommended that Signature stockholders vote the WHITE proxy card to elect the Company’s slate.

In concluding that voting the management ballot (WHITE PROXY CARD) is in the best interest of the Company and its stockholders, Egan-Jones said it considered, among other factors, the following:

•	“Our belief that the dissidents have provided no substantive new ideas or valid reasons to change the Company’s strategic direction which would lead to enhancement of stockholder value.”

•

“Our belief that under the current management and board the Company has made significant progress since emerging from bankruptcy, in the form of increasing revenues, diminishing losses, and improvements in internal control surrounding financial reporting which were not resolved in bankruptcy.”

•

“Our belief that the current management and board, having been presented with the financial and legal situation which, ironically, occurred on the watch of Mr. McIntyre prior to bankruptcy, deserve more time to deliver additional, improved results.”

Craig Noell, Chief Executive Officer of Signature, said, “This endorsement from Egan-Jones, following the earlier recommendations from ISS and Glass Lewis, further supports our confidence in our director nominees and their case for enhancing stockholder value through the continued execution of our current business plan. To protect their best interests, we urge all our stockholders to vote FOR all our nominees on the WHITE Proxy card.”

Signature stockholders that have questions or need assistance in voting their shares are urged to call Signature’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

About Signature Group Holdings, Inc.

Signature is a diversified business and financial services enterprise with principal activities in industrial distribution and special situations financings. Signature has significant capital resources and is actively seeking acquisitions as well as growth opportunities for its existing businesses. The Company was formerly an industrial bank and financial services business with over $9 billion in assets that was reorganized during a two year bankruptcy period. The reorganization provided for Signature to maintain federal net operating loss tax carryforwards in excess of $890 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company. The Company does not undertake to update or revise forward-looking statements in this news release to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws. No stock exchange or regulatory authority has approved or disapproved of the information contained herein.

Contact

Signature Group Holdings, Inc. Investor Relations

(805) 435-1255

invrel@signaturegroupholdings.com